Exhibit 5.1

                                                                January 27, 1998

The CIT Group Securitization Corporation II
650 CIT Drive
Livingston, New Jersey  07039

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

Dear Sirs:

                  We have acted as special counsel to you (the "Corporations") in connection with the Registration Statement on Form S-3 (333-43323) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the asset-backed certificates (the "Certificates"), the asset-backed notes (the "Notes" and, collectively with the Certificates, the "Securities") and the limited guarantees (the "Guarantees") of certain of the Securities by The CIT Group, Inc. ("CIT"), each described in the prospectus and prospectus supplement which form a part of the Registration Statement (the "Prospectus" and the "Prospectus Supplement," respectively). Each series of Certificates will be issued either pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement or pursuant to a pooling and servicing agreement (the "Pooling Agreement") substantially in the form filed as Exhibit 4.6 to the Registration Statement, pursuant to which The CIT Group Securitization Corporation II ("CIT II") will originate the CIT Marine Trust (the "Trust"). Each series of Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.1 to the Registration Statement. Certain rights of the holders of the Securities will be governed by a sale and servicing agreement (the "Sale and

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The CIT Group Securitiation Corporation II
The CIT Group, Inc.
January 27, 1998
Page 2


Servicing Agreement") substantially in the form filed as Exhibit 4.3 to the Registration Statement.

                  In connection with this opinion, we have examined the Trust Agreement, the Pooling Agreement, the Indenture, the Guarantees and the Sale and Servicing Agreement (collectively, the "Basic Documents"), each in the form of the exhibits to the Registration Statement.

                  We have also assumed, that: (a) the Trust Agreement or the Pooling Agreement and each of the other Basic Documents will be duly executed and delivered by each of the parties thereto in the form of the exhibits to the Registration Statement prior to the issuance of any of the Securities thereunder; (b) at the time of such execution, each such party, other than the Corporations, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and will have all requisite power and authority to execute, deliver and perform its obligations under each of the Trust Agreement or the Pooling Agreement and each of the other Basic Documents; (c) the execution and delivery of the Trust Agreement or the Pooling Agreement and each of the other Basic Documents and performance of such obligations will have been duly authorized by all necessary actions on the part of each such party, other than the Corporations; (d) the Trust Agreement or the Pooling Agreement and each of the other Basic Documents will be the legal, valid and binding obligation of each such party, other than the Corporations, and will be enforceable against each such party, other than the Corporations, in accordance with its terms; and (e) during the period from the date hereof until the date of such execution and delivery, there will be no change in (i) any relevant authorization, law or regulation, or interpretation thereof or (ii) any set of facts or circumstances relating to the Basic Documents.

                  We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the State of New York and the Delaware General Corporation law. Paul N. Roth, a member of this firm, is a director of CIT.

                  Based upon the foregoing, we are of the opinion that: (a) assuming the due execution of the Trust Agreement or the Pooling Agreement and each of the other Basic Documents, upon the issuance, authentication and delivery of the Notes in accordance with the terms of the Sale and Servicing Agreement and the Indenture against payment therefor as contemplated by the Prospectus and the Prospectus Supplement, the Notes will constitute valid and binding obligations of the Trust, each enforceable in accordance with its terms; and (b) the Guarantees have been duly authorized and, when duly executed by CIT and issued and delivered in accordance with the terms of the Sale and Servicing Agreement as contemplated by the Prospectus and the Prospectus Supplement, will be valid and binding obligations of CIT, enforceable in accordance with their terms, subject as to enforcement of remedies with

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The CIT Group Securitiation Corporation II
The CIT Group, Inc.
January 27, 1998
Page 3


respect to (a) and (b) above to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and will be entitled to the benefits of the Basic Documents.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,